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                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                  Telephone 415-493-9300 Facsimile 415-493-6811
                                  WWW.WSGR.COM

EXHIBIT 5.1


                                 August 12, 1996



Ventritex, Inc.
701 East Evelyn Avenue
Sunnyvale, California  94086

         Re:      Ventritex, Inc.
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 (File No. 333-07651) (the "Registration Statement") filed by Ventritex, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on July 3, 1996, as amended by Amendment No. 1 thereto filed with the Commission on August 5, 1996 and Amendment No. 2 thereto filed with the Commission on August 12, 1996 (such registration statement, as so amended, herein the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up $100,000,000 in aggregate principal amount of the Company's ___% Convertible Subordinated Notes due 2001 (including up to $10,000,000 in aggregate principal amount subject to an over-allotment option to be granted to the Underwriter) (the "Notes") and the Company's Common Stock, $0.001 par value, into which the Notes may be converted (the "Common Stock") pursuant to the terms of the Notes and the indenture filed in substantially the form as an exhibit to the Registration Statement (the "Indenture"), to be entered into by the Company and State Street Bank and Trust Company, as trustee thereunder (the "Trustee"). The Notes are to be issued pursuant to the Indenture and sold pursuant to an underwriting agreement (the "Underwriting Agreement") in substantially in the form filed as an exhibit to the Registration Statement.

         We have examined instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.
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Ventritex, Inc.
August 12, 1996
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         We are advised by the Company that its Common Stock is quoted on the
Nasdaq National Market, and we have relied on that fact in rendering our opinions set forth below. In addition, we express no opinion as to the validity or binding effect of the Notes and the Indenture at any future date if on such date the Company no longer has any security quoted on the Nasdaq National Market or if the Nasdaq National Market ceases to be certified by the California Commissioner of Corporations pursuant to subdivision (o) of Section 25100 of the California Corporations Code.

         Based on such examination, we are of the opinion that:

         1. When the Indenture and the issuance of the Notes has been duly authorized by appropriate corporate action of the Company and the Notes, in the form filed as an exhibit to the Registration Statement, have been appropriately completed and duly executed, authenticated and delivered in accordance with the Indenture and sold pursuant to the Underwriting Agreement and as described in the Registration Statement, assuming hat the Indenture has been appropriately completed and duly authorized, executed and delivered by the Company and the Trustee, the Notes will be valid and binding obligations of the Company.

         2. When the issuance of the Common Stock has been duly authorized by appropriate corporate action of the Company and the Common Stock has been duly issued, sold and delivered in accordance with the Indenture and as described in the Registration Statement, the Common Stock will be legally and validly issued, fully paid and nonassessable.

         Our opinion that Notes will be valid and binding is qualified as to:

                  (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

                  (b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles;

                  (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such validity and binding effect are considered in a proceeding in equity or at law; and

                  (d) enforceability of the wavier of rights or defenses contained in Section 515 of the Indenture.
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Ventritex, Inc.
August 12, 1996
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         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name whether it appears in the Registration Statement, the prospectus included therein, or in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such terms as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ WILSON SONSINI GOODRICH & ROSATI